EXHIBIT 4.7 - TRUST AGREEMENT

                                                                [EXECUTION COPY]

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                     --------------------------------------


                                 TRUST AGREEMENT

                            Dated as of July 1, 2002
                     --------------------------------------





                         DC FUNDING INTERNATIONAL, INC.
                                   Transferor

                                       and

                            WILMINGTON TRUST COMPANY
                                  Owner Trustee





                     --------------------------------------

                       FNANB CREDIT CARD MASTER NOTE TRUST

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

                                TABLE OF CONTENTS
                                -----------------

                                                                                                          PAGE
                                                                                                          ----
                                                              ARTICLE I
                                                             DEFINITIONS

Section 1.1       Capitalized Terms .......................................................................  1
Section 1.2       Other Definitional Provisions ...........................................................  1

                                                             ARTICLE II
                                                            ORGANIZATION

Section 2.1       Name ....................................................................................  1
Section 2.2       Office ..................................................................................  2
Section 2.3       Purpose and Powers ......................................................................  2
Section 2.4       Appointment of Owner Trustee ............................................................  3
Section 2.5       Capital Contribution of Trust Estate ....................................................  3
Section 2.6       Declaration of Trust ....................................................................  3
Section 2.7       Title to Trust Property .................................................................  3
Section 2.8       Situs of Trust ..........................................................................  3
Section 2.9       Representations and Warranties of Transferor ............................................  3
Section 2.10      Liability of Beneficiaries ..............................................................  4

                                                             ARTICLE III
                                                        BENEFICIAL INTERESTS

Section 3.1       Initial Ownership .......................................................................  5
Section 3.2       Exchangeable Transferor Certificate .....................................................  5
Section 3.3       Form of Transferor Interest .............................................................  5
Section 3.4       Restrictions on Transfer; Issuance of Supplemental Interests ............................  5

                                                             ARTICLE IV
                                                      ACTIONS BY OWNER TRUSTEE

Section 4.1       Prior Notice to Transferor with Respect to Certain Matters ..............................  6
Section 4.2       Restrictions on Power ...................................................................  6

                                                              ARTICLE V
                                                AUTHORITY AND DUTIES OF OWNER TRUSTEE

Section 5.1       General Authority .......................................................................  7
Section 5.2       General Duties ..........................................................................  7
Section 5.3       Action Upon Instruction .................................................................  7
Section 5.4       No Duties Except as Specified in this Agreement or in Instructions ......................  8
Section 5.5       No Action Except under Transaction Documents or Instructions ............................  8
Section 5.6       Restrictions ............................................................................  9

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
Section 5.7       Tax Returns ..........................................................................................    9
Section 5.8       Confidentiality ......................................................................................    9

                                                             ARTICLE VI
                                                      CONCERNING OWNER TRUSTEE

Section 6.1       Acceptance of Trusts and Duties ......................................................................    9
Section 6.2       Furnishing of Documents ..............................................................................   11
Section 6.3       Representations and Warranties .......................................................................   11
Section 6.4       Reliance; Advice of Counsel ..........................................................................   12
Section 6.5       Not Acting in Individual Capacity ....................................................................   12
Section 6.6       Owner Trustee Not Liable for Notes or Receivables ....................................................   12
Section 6.7       Owner Trustee May Own Notes ..........................................................................   13

                                                             ARTICLE VII
                                                    COMPENSATION OF OWNER TRUSTEE

Section 7.1       Owner Trustee's Fees and Expenses ....................................................................   13
Section 7.2       Indemnification ......................................................................................   13
Section 7.3       Payments to Owner Trustee ............................................................................   14

                                                            ARTICLE VIII
                                                   TERMINATION OF TRUST AGREEMENT

Section 8.1       Termination of Trust Agreement .......................................................................   14

                                                             ARTICLE IX
                                       SUCCESSOR OWNER TRUSTEES AND ADDITIONAL OWNER TRUSTEES

Section 9.1       Eligibility Requirements for Owner Trustee ...........................................................   15
Section 9.2       Resignation or Removal of Owner Trustee ..............................................................   15
Section 9.3       Successor Owner Trustee ..............................................................................   16
Section 9.4       Merger or Consolidation of Owner Trustee .............................................................   16
Section 9.5       Appointment of Co-Trustee or Separate Trustee ........................................................   16

                                                              ARTICLE X
                                                            MISCELLANEOUS

Section 10.1      Supplements and Amendments ...........................................................................   18
Section 10.2      No Legal Title to Trust Estate in Transferor .........................................................   19
Section 10.3      Limitations on Rights of Others ......................................................................   19
Section 10.4      Notices ..............................................................................................   19
Section 10.5      Severability .........................................................................................   20
Section 10.6      Separate Counterparts ................................................................................   20
Section 10.7      Successors and Assigns ...............................................................................   20
Section 10.8      Non-petition Covenants ...............................................................................   20
Section 10.9      No Recourse ..........................................................................................   20

Section 10.10     Headings ................................................   21
Section 10.11     GOVERNING LAW ...........................................   21
Section 10.12     Integration of Documents ................................   21

               TRUST AGREEMENT, dated as of July 1, 2002 (this "Agreement"), between DC FUNDING INTERNATIONAL, INC., a Delaware corporation, as Transferor, and WILMINGTON TRUST COMPANY, a Delaware banking corporation, as Owner Trustee.

                                    ARTICLE I
                                   DEFINITIONS

               Section 1.1 Capitalized Terms. Capitalized terms used herein and not otherwise defined herein are defined in Annex A to the Master Indenture, dated as of the date hereof, between FNANB Credit Card Master Note Trust and JPMorgan Chase Bank, as Indenture Trustee.

               Section 1.2 Other Definitional Provisions. All terms defined directly or by reference in this Agreement shall have the defined meanings when used in any certificate or other document delivered pursuant hereto unless otherwise defined therein. For purposes of this Agreement and all such certificates and other documents, unless the context otherwise requires: (a) accounting terms not otherwise defined in this Agreement, and accounting terms partly defined in this Agreement to the extent not defined, shall have the respective meanings given to them under GAAP; (b) terms defined in Article 9 of the UCC as in effect in the State of Delaware and not otherwise defined in this Agreement are used as defined in that Article; (c) any reference to each Rating Agency shall only apply to any specific rating agency if such rating agency is then rating any outstanding Series; (d) references to any amount as on deposit or outstanding on any particular date means such amount at the close of business on such day; (e) the words "hereof," "herein" and "hereunder" and words of similar import refer to this Agreement (or the certificate or other document in which they are used) as a whole and not to any particular provision of this Agreement (or such certificate or document); (f) references to any Section, Schedule or Exhibit are references to Sections, Schedules and Exhibits in or to this Agreement (or the certificate or other document in which the reference is made), and references to any paragraph, Section, clause or other subdivision within any Section or definition refer to such paragraph, subsection, clause or other subdivision of such Section or definition; (g) the term "including" means "including without limitation"; (h) references to any law or regulation refer to that law or regulation as amended from time to time and include any successor law or regulation; (i) references to any Person include that Person's successors and assigns; and (j) headings are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

                                   ARTICLE II
                                  ORGANIZATION

               Section 2.1 Name. The trust created hereby shall be known as "FNANB Credit Card Master Note Trust," in which name the Trust and Owner Trustee on behalf of the Trust each shall have power and authority and is hereby authorized and empowered to and may conduct the business of the Trust, make and execute contracts and other instruments on behalf of the Trust and sue and be sued. The Trust's fiscal year shall end on the last day of each February.

               Section 2.2 Office. The office of the Trust shall be in care of Owner Trustee at the Corporate Trust Office or at such other address in the United States as Owner Trustee may designate by written notice to Transferor and Indenture Trustee.

               Section 2.3 Purpose and Powers. The purpose of the Trust is to engage in the activities set forth in this Section 2.3. The Trust shall have power and authority and is hereby authorized and empowered, without the need for further action on the part of the Trust, and Owner Trustee shall have power and authority, and is hereby authorized and empowered, in the name and on behalf of the Trust, to do or cause to be done all acts and things necessary, appropriate or convenient to cause the Trust, to engage in the activities set forth in this
Section 2.3 as follows:

                    (i) to execute, deliver and issue the Notes pursuant to the Indenture, to issue the Exchangeable Transferor Certificate and to issue the Supplemental Interests, if any, pursuant to this Agreement;

                    (ii) with the proceeds of the sale of the Notes, to acquire the Trust Estate and, subject to the provisions of this Section 2.3, any futures, forwards, swaps, interest rate caps or other passive derivate financial instruments with similar characteristics, and to pay to Transferor the amounts owed pursuant to Section 2.1 of the Transfer and Servicing Agreement;

                    (iii) to assign, grant, pledge and mortgage the Collateral pursuant to the Indenture and to hold, manage and distribute to the Holder of the Exchangeable Transferor Certificate pursuant to the terms of this Agreement and the Transaction Documents any portion of the Collateral released from the lien of, and remitted to the Trust pursuant to, the Indenture;

                    (iv) to enter into, execute, deliver and perform the Transaction Documents to which it is to be a party;

                    (v) to engage in those activities, including entering into agreements, that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith; and

                    (vi) subject to compliance with the Transaction Documents, to engage in such other activities as may be required in connection with conservation of the Trust Estate and the making of payments to the Noteholders and distributions to the Holder of the Exchangeable Transferor Certificate.

The Trust shall not have power, authority or authorization to, and shall not, engage in any activity other than in connection with the foregoing or other than as required or authorized by the Transaction Documents. The Trust shall have no power to hold any derivative financial instrument unless such derivative financial instrument complies with the requirements of paragraph 40 of Statement of Financial Accounting Standards No. 140 issued by the Financial Accounting Standards Board, including any interpretations thereof or any successor regulations issued by the Financial Accounting Standards Board.

               Section 2.4 Appointment of Owner Trustee Transferor hereby appoints Owner Trustee as trustee of the Trust effective as of the date hereof, to have all the rights, powers and duties set forth herein and in the Business Trust Statute.

               Section 2.5 Capital Contribution of Trust Estate. Pursuant to the Transfer and Servicing Agreement, Transferor shall assign, transfer, convey and set over to the Trust, as of the Initial Closing Date, the assets specified in the Transfer and Servicing Agreement. Owner Trustee hereby acknowledges receipt in trust from Transferor, as of the date hereof, of the foregoing contribution, which shall constitute part of the Trust Estate and shall be held by Owner Trustee on behalf of the Trust. Transferor shall pay organizational expenses of the Trust as they may arise or shall, upon the request of Owner Trustee, promptly reimburse Owner Trustee for any such expenses paid by Owner Trustee.

               Section 2.6 Declaration of Trust. Owner Trustee hereby declares that it will hold the Trust Estate in trust upon and subject to the conditions set forth herein for the use and benefit of Transferor, subject to the obligations of the Trust under the Transaction Documents to which it is a party, and shall file a certificate of trust substantially in the form of Exhibit A. It is the intention of the parties hereto that the Trust constitute a business trust under the Business Trust Statute and that this Agreement constitute the governing instrument of such trust. It is the intention of the parties hereto that, for income tax purposes, the Trust shall be treated as a security device and not as an entity separate from Transferor and its assets shall be treated as owned in whole by Transferor. The parties hereto agree that they will take no action contrary to the foregoing intention. Effective as of the date hereof, Owner Trustee shall have all rights, powers and authority set forth herein and, to the extent not inconsistent herewith, in the Business Trust Statute with respect to accomplishing the purposes of the Trust.

               Section 2.7 Title to Trust Property. Legal title to all the Trust Estate shall be vested at all times in the Trust as a separate legal entity except where applicable law in any jurisdiction requires title to any part of the Trust Estate to be vested in a trustee or trustees, in which case title shall be deemed to be vested in Owner Trustee, a co-trustee and/or a separate trustee, as the case may be.

               Section 2.8 Situs of Trust. The Trust will be located and administered in the State of Delaware. All bank accounts maintained by, or on behalf of, the Trust shall be located in the State of Delaware or the State of New York. The Trust shall not have any employees in any state other than Delaware; provided, however, that nothing herein shall restrict or prohibit Owner Trustee from having employees within or without the State of Delaware. Payments will be received by the Trust only in Delaware or New York, and payments will be made by the Trust only from Delaware or New York. The only office of the Trust will be at the Corporate Trust Office.

               Section 2.9 Representations and Warranties of Transferor. Transferor hereby represents and warrants to Owner Trustee (as such or in its individual capacity) that:

               (a) Organization and Good Standing. Transferor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has full power, authority and legal right to own its properties and conduct its business as such properties are presently owned and such business is presently conducted, to execute, deliver and perform its obligations under this Agreement.

               (b) Due Qualification. Transferor is duly qualified to do business and is in good standing (or is exempt from such requirements) and has obtained all necessary licenses and approvals with respect to Transferor, in each jurisdiction in which failure to so qualify or to obtain such licenses and approvals would have a materially adverse effect on its ability to perform its obligations under the this Agreement.

               (c) Due Authorization. The execution, delivery and performance of this Agreement by Transferor and the consummation by Transferor of the transactions provided for in this Agreement have been duly authorized by Transferor by all necessary action on the part of Transferor.

               (d) No Violation. The execution and delivery of this Agreement by Transferor, the performance by Transferor of the transactions contemplated by this Agreement and the fulfillment by Transferor of the terms hereof will not conflict with, violate or result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, any Requirement of Law applicable to Transferor or any material indenture, contract, agreement, mortgage, deed of trust or other instrument to which Transferor is a party or by which it or any of its properties are bound.

               (e) No Proceedings. There are no proceedings or investigations pending or, to the best knowledge of Transferor, threatened against Transferor before any court, regulatory body, administrative agency, arbitrator or other tribunal or governmental instrumentality (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, (iii) seeking any determination or ruling that, in the reasonable judgment of Transferor, would materially and adversely affect the performance by Transferor of its obligations under this Agreement or (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement.

               (f) All Consents Required. All approvals, authorizations, consents, orders or other actions of any Person or of any Governmental Authority required to be obtained on or prior to the date as of which this representation is being made in connection with the execution and delivery by Transferor of this Agreement, the performance by Transferor of the transactions contemplated by this Agreement and the fulfillment by Transferor of the terms hereof, have been obtained.

               (g) Enforceability. This Agreement is legal, valid and enforceable against Transferor.

               Section 2.10 Liability of Beneficiaries. The Holder of the Exchangeable Transferor Certificate, including the Holders of the Supplemental Interests, if any, shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware.

                                  ARTICLE III
                              BENEFICIAL INTERESTS


               Section 3.1 Initial Ownership. Transferor, as the Holder of the Exchangeable Transferor Certificate (i) shall initially be the only beneficial owner of the Trust and (ii) shall be bound by the provisions of this Trust Agreement.

               Section 3.2 Exchangeable Transferor Certificate. The Exchangeable Transferor Certificate shall represent an undivided beneficial interest in the Trust Estate subject to the lien of the Notes created pursuant to the Indenture, including the right to receive Collections with respect to the Receivables and other amounts at the times and in the amounts specified in the Indenture and any Indenture Supplement to be paid to the Holder of the Exchangeable Transferor Certificate.

               Section 3.3 Form of Transferor Interest. The Transferor Interest shall be evidenced by the Exchangeable Transferor Certificate.

               Section 3.4 Restrictions on Transfer; Issuance of Supplemental Interests. (a) The Holder of the Exchangeable Transferor Certificate may tender the Exchangeable Transferor Certificate, or the Exchangeable Transferor Certificate and the Notes of any Series, to Owner Trustee in exchange for (i) one or more newly issued Notes and (ii) a reissued Exchangeable Transferor Certificate (any such tender an "Exchange"). The form and terms of any Exchange shall be defined in a supplement to this Agreement (which supplement shall be subject to Section 10.1 to the extent that it amends any of the terms of this Agreement) to be delivered to or upon the order of Transferor (or the holder of the Exchangeable Transferor Certificate). The tender of any such Exchange to any Person shall be subject to the following conditions: (a) Indenture Trustee and Owner Trustee shall have received an Opinion of Counsel to the effect that, unless otherwise specified in the related supplement, the newly issued Series of Notes (other than any Class of Notes required to be retained by Transferor) will be characterized as either indebtedness or an interest in a partnership (that is not taxable as a corporation) under existing law for Federal income tax purposes and that the issuance of the newly issued Series of Notes will not have any material adverse impact on the Federal income tax characterization of any outstanding Series of Notes that have been the subject of a previous opinion of tax counsel or result in the Trust being taxable as an association or as a publicly traded partnership taxable as a corporation for Federal or applicable state tax purposes (such opinion, a "Tax Opinion"), (b) Indenture Trustee shall have received an agreement, if any, pursuant to which the Enhancement Provider agrees to provide Enhancement, (c) Indenture Trustee and Owner Trustee shall have received written confirmation from each Rating Agency that the Exchange will not result in the Rating Agency's reducing or withdrawing its rating on any then outstanding Series rated by it and (d) Indenture Trustee shall have received the existing Exchangeable Transferor Certificate and the Notes of the Series, if any, to be exchanged. Upon satisfaction of such conditions, Owner Trustee shall cancel the existing Exchangeable Transferor Certificate and issue, as provided above, such Series of Notes and a new Exchangeable Transferor Certificate. There is no limit to the number of Exchanges that may be performed under this Agreement.

               (b) Except as provided in any Indenture Supplement, Transferor's interest in the Exchangeable Transferor Certificate and other amounts payable to Transferor shall not be sold, transferred, assigned, exchanged, pledged, participated or otherwise conveyed, unless (i) Indenture Trustee has received an Officer's Certificate stating that such sale, transfer, assignment, exchange, pledge, participation or conveyance will not, while any Series of Notes remains outstanding, reduce the Transferor Interest Percentage below the Minimum Transferor Interest Percentage and (ii) prior to such sale, transfer, assignment, exchange, pledge, participation or conveyance, the Rating Agency Condition is satisfied and (iii) Indenture Trustee receives prior thereto an Opinion of Counsel to the effect that (x) the conveyed interest in the Exchangeable Transferor Certificate will be treated as either debt or an interest in a partnership for Federal income tax purposes and that the conveyance of such interest will not cause the Trust to be characterized for Federal income tax purposes as an association taxable as a corporation or otherwise have any material adverse impact on the Federal or applicable state income taxation of any outstanding Series of Notes or any Note Owner and (y) such transfer will not cause a taxable event for Federal income tax purposes to any Noteholder.

                                   ARTICLE IV
                            ACTIONS BY OWNER TRUSTEE

               Section 4.1 Prior Notice to Transferor with Respect to Certain Matters. With respect to the following matters, unless otherwise instructed by Transferor, the Trust shall not take action unless at least thirty (30) days before the taking of such action Owner Trustee shall have notified Transferor in writing:

               (a) the initiation of any claim or lawsuit by the Trust (other than an action to collect on the Trust Estate) and the settlement of any action, claim or lawsuit brought by or against the Trust (other than an action to collect on the Trust Estate);

               (b) the election by the Trust to file an amendment to the Certificate of Trust;

               (c) the amendment of the Indenture by a supplemental indenture in circumstances where the consent of any Noteholder is required;

               (d) the amendment of the Indenture by a supplemental indenture in circumstances where the consent of any Noteholder is not required and such amendment materially adversely affects the interest of Transferor;

               (e) the amendment, change or modification of the Administration Agreement, except to cure any ambiguity or to amend or supplement any provision in a manner that would not materially adversely affect the interests of Transferor; or

               (f) the appointment pursuant to the Indenture of a replacement or successor Transfer Agent and Registrar or Indenture Trustee, or the consent to the assignment by the Transfer Agent and Registrar, Administrator or Indenture Trustee of its obligations under the Indenture.

               Section 4.2 Restrictions on Power.


               (a) Owner Trustee shall not be required to take or refrain from taking any action if such action or inaction would be contrary to any obligation of the Trust or Owner Trustee (as such or in its individual capacity) under any of the Transaction Documents or would be contrary to Section 2.3.

               (b) Owner Trustee shall have no power to create, assume or incur indebtedness or other liabilities in the name of the Trust other than as contemplated by the Transaction Documents.

                                   ARTICLE V
                      AUTHORITY AND DUTIES OF OWNER TRUSTEE

               Section 5.1 General Authority. Each of the Trust and Owner Trustee in the name and on behalf of the Trust shall have power and authority, and is hereby authorized and empowered, to execute and deliver the Transaction Documents to which the Trust is to be a party and each certificate or other document attached as an exhibit to or contemplated by the Transaction Documents to which the Trust is to be a party, or any other agreement, in each case, in such form as Transferor shall approve as evidenced conclusively by Owner Trustee's execution thereof and Transferor's execution of the related documents. In addition to the foregoing, Owner Trustee in the name and on behalf of the Trust shall also have power and authority and is hereby authorized and empowered, but shall not be obligated, to take all actions required of the Trust pursuant to the Transaction Documents. Owner Trustee in the name and on behalf of the Trust shall also have power and authority and is hereby authorized and empowered from time to time to take such action as Transferor or Administrator directs in writing with respect to the Transaction Documents.

               Section 5.2 General Duties. It shall be the duty of Owner Trustee to discharge (or cause to be discharged) all of its responsibilities pursuant to the terms of this Agreement and the other Transaction Documents to which the Trust is a party and to administer the Trust in the interest of Transferor, subject to the Transaction Documents and in accordance with the provisions of this Agreement. Notwithstanding the foregoing, Owner Trustee shall be deemed to have discharged its duties and responsibilities hereunder and under the other Transaction Documents to the extent Administrator has agreed in the Administration Agreement or another Transaction Document to perform any act or to discharge any duty of Owner Trustee or the Trust under any Transaction Document, and Owner Trustee shall not be personally liable for the default or failure of Administrator to carry out its obligations under the Administration Agreement.

               Section 5.3 Action Upon Instruction.

               (a) Owner Trustee shall not be required to take any action hereunder or under any other Transaction Document if Owner Trustee shall have reasonably determined, or shall have been advised by counsel, that such action is likely to result in personal liability on the part of Owner Trustee or is contrary to the terms of any Transaction Document or is otherwise contrary to law.

               (b) Whenever Owner Trustee is unable to decide between alternative courses of action permitted or required by the terms of any Transaction Document, Owner Trustee shall promptly give notice (in such form as shall be appropriate under the circumstances) to Transferor requesting instruction as to the course of action to be adopted, and to the extent Owner Trustee acts or refrains from acting in good faith in accordance with any such instruction of Transferor received, Owner Trustee shall not be personally liable on account of such action or inaction to any Person. If Owner Trustee shall not have received appropriate instruction within ten (10) days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action, not in violation of the Transaction Documents, as it shall deem to be in the best interest of Transferor, and shall have no personal liability to any Person for such action or inaction.

               (c) In the event that Owner Trustee is unsure as to the application of any provision of any Transaction Document or any such provision is ambiguous as to its application, or is, or appears to be, in conflict with any other applicable provision, or in the event that this Agreement permits any determination by Owner Trustee or is silent or is incomplete as to the course of action that Owner Trustee is required to take with respect to a particular set of facts, Owner Trustee may give notice (in such form as shall be appropriate under the circumstances) to Transferor requesting instruction and, to the extent that Owner Trustee acts or refrains from acting in good faith in accordance with any such instruction received, Owner Trustee shall not be personally liable, on account of such action or inaction, to any Person. If Owner Trustee shall not have received appropriate instruction within ten (10) days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action, not in violation of the Transaction Documents, as it shall deem to be in the best interests of Transferor, and shall have no personal liability to any Person for such action or inaction.

               (d) Administrator and Transferor may, by written instruction, direct Owner Trustee in the administration of the Trust to the extent permitted by this Agreement and the Administration Agreement.

               Section 5.4 No Duties Except as Specified in this Agreement or in Instructions. Owner Trustee shall not have any duty or obligation to manage, make any payment with respect to, register, record, sell, dispose of, or otherwise deal with the Trust or the Trust Estate, or to otherwise take or refrain from taking any action under, or in connection with, this Agreement or any document contemplated hereby to which the Trust is a party, except as expressly provided by the terms of this Agreement or in any document or written instruction received by Owner Trustee pursuant to Section 5.3; and no implied duties or obligations shall be read into any Transaction Document against Owner Trustee. Owner Trustee shall have no responsibility for any filing or recording, including filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it or the Trust hereunder or to prepare or file any Commission filing for the Trust, or to prepare any tax forms, returns or reports or to record any Transaction Document. Owner Trustee in its individual capacity nevertheless agrees that it will, at its own cost and expense, promptly take all action as may be necessary to discharge any liens on any part of the Trust Estate that result from actions by, or claims against, Owner Trustee in its individual capacity that are not related to the ownership or the administration of the Trust Estate or the transactions contemplated by the Transaction Documents.

               Section 5.5 No Action Except under Transaction Documents or Instructions. Owner Trustee shall not manage, control, use, sell, dispose of or otherwise deal with any part of the Trust Estate except (i) in accordance with the powers granted to and the authority conferred upon Owner Trustee pursuant to this Agreement, (ii) in accordance with the Transaction Documents and (iii) in accordance with any document or instruction delivered to Owner Trustee pursuant to Section 5.3.

               Section 5.6 Restrictions. Owner Trustee shall not take any action
(a) that, to the actual knowledge of a Responsible Officer of Owner Trustee, would violate the purposes of the Trust set forth in Section 2.3 or (b) that, to the actual knowledge of a Responsible Officer of Owner Trustee, would result in the Trust's becoming taxable as a corporation for federal income tax purposes. Transferor shall not direct Owner Trustee to take action that would violate the provisions of this Section 5.6.

               Section 5.7 Tax Returns. In the event the Trust shall be required to file tax returns, Administrator shall prepare or shall cause to be prepared such tax returns and shall provide such tax returns to Owner Trustee for signature at least five (5) days before such tax returns are due to be filed. Administrator, in accordance with the terms of each Indenture Supplement, shall also prepare or shall cause to be prepared all tax information required by law to be distributed to Noteholders and shall deliver such information to Owner Trustee at least five (5) days prior to the date it is required by law to be distributed to Noteholders. Owner Trustee, upon request, will furnish Administrator with all such information known to Owner Trustee as may be reasonably required in connection with the preparation of all tax returns of the Trust, and shall, upon request, execute such returns. In no event shall Owner Trustee or Indenture Trustee be liable for any liabilities, costs or expenses of the Trust or any Noteholder arising under any tax law, including federal, state or local income or excise taxes or any other tax imposed on or measured by income (or any interest or penalty with respect thereto arising from a failure to comply therewith).

               Section 5.8 Confidentiality. Owner Trustee hereby agrees not to disclose to any Person any of the account numbers or other information contained in any list of Accounts delivered to Owner Trustee pursuant to any Transaction Document; provided, however, that nothing herein shall limit the disclosure of any such information (i) to the extent required by statute, rule, regulation or judicial process, (ii) to counsel for Owner Trustee or any party involved in the transactions contemplated hereby, (iii) to bank examiners, auditors or accountants, (iv) in connection with any litigation to which Wilmington Trust Company or Owner Trustee is a party involving the Trust Agreement or the transactions contemplated hereby; and, provided further, that unless specifically prohibited by applicable law or court order, Owner Trustee agrees, prior to disclosure of any such confidential information, to notify Transferor of any request for disclosure of any such information (x) by any governmental agency or representative thereof (other than any such request in connection with any examination of financial condition by such governmental agency) or (y) pursuant to legal process.

                                   ARTICLE VI
                            CONCERNING OWNER TRUSTEE

               Section 6.1 Acceptance of Trusts and Duties. Owner Trustee accepts the trusts hereby created and agrees to perform its duties hereunder with respect to such trusts, but only upon the terms of this Agreement. Owner Trustee also agrees to disburse all moneys actually received by it constituting part of the Trust Estate upon the terms of the Transaction Documents.

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Owner Trustee shall not be personally answerable or accountable under any
Transaction Document under any circumstances, except (i) for its own willful misconduct, bad faith or gross negligence in the performance of its duties or the omission to perform any such duties or (ii) in the case of the inaccuracy of any representation or warranty contained in Section 6.3 expressly made by Owner Trustee in its individual capacity. In particular, but not by way of limitation (and subject to the exceptions set forth in the preceding sentence):

               (a) Owner Trustee shall not be personally liable for any error of judgment made in good faith by a Responsible Officer of Owner Trustee;

               (b) Owner Trustee shall not be personally liable with respect to any action taken or omitted to be taken by it in accordance with the instructions of Administrator or Transferor;

               (c) no provision of this Agreement or any other Transaction Document shall require Owner Trustee to expend or risk funds or otherwise incur any personal financial liability in the exercise or performance of any of its duties, rights or powers hereunder or under any other Transaction Document, if Owner Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it (as such and in its individual capacity);

               (d) under no circumstances shall Owner Trustee be personally liable for indebtedness evidenced by or arising under any of the Transaction Documents, including the principal of and interest on the Notes;

               (e) Owner Trustee shall not be personally responsible for or in respect of the validity or sufficiency of this Agreement, the due execution hereof by Transferor or the form, character, genuineness, sufficiency, value or validity of any of the Trust Estate, the Transaction Documents, the Notes or the Exchangeable Transferor Certificate, and Owner Trustee shall in no event assume or incur any personal liability, duty, or obligation to any Noteholder, Transferor, any Holder of the Exchangeable Transferor Certificate or any other Person, other than as expressly provided for herein or expressly agreed to in the other Transaction Documents;

               (f) Owner Trustee shall not be personally liable for the default or misconduct of, and shall have no duty to monitor the performance of, Transferor, Servicer, Administrator or Indenture Trustee or any other Person under any of the Transaction Documents or otherwise, and Owner Trustee shall have no obligation or personal liability to perform the obligations of the Trust under the Transaction Documents, including those that are required to be performed by Administrator under the Administration Agreement, Indenture Trustee under the Indenture or Servicer under the Transfer and Servicing Agreement;

               (g) Owner Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation under this Agreement or otherwise or in relation to any Transaction Document, at the request, order or direction of Transferor, unless Transferor has offered to Owner Trustee (as such and in its individual capacity) security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by Owner Trustee therein or thereby. The right of Owner Trustee to perform any discretionary act enumerated in any Transaction Document shall not be construed as a duty, and Owner Trustee shall not be answerable or personally liable to any Person for any such act other than liability to the Trust and the beneficial owners of the Trust for its own negligence, bad faith or willful misconduct in the performance of any such act or the omission to perform any such act; and

               (h) Notwithstanding anything contained herein to the contrary, Owner Trustee shall not be required to take any action in any jurisdiction other than in the State of Delaware if the taking of such action will (i) require the registration with, licensing by or the taking of any other similar action in respect of, any State or other governmental authority or agency of any jurisdiction other than the State of Delaware by or with respect to Owner Trustee (as such or in its individual capacity); (ii) result in any fee, tax or other governmental charge under the laws of any jurisdiction or any political subdivisions thereof in existence on the date hereof other than the State of Delaware becoming payable by Owner Trustee (as such or in its individual capacity); or (iii) subject Owner Trustee (as such or in its individual capacity) to personal jurisdiction in any jurisdiction other than the State of Delaware for causes of action arising from acts unrelated to the consummation of the transactions by Owner Trustee contemplated hereby. Owner Trustee shall be entitled to obtain advice of counsel (which advice shall be an expense of Transferor) to determine whether any action required to be taken pursuant to the Agreement results in the consequences described in clauses (i), (ii) and (iii) of the preceding sentence. In the event that said counsel advises Owner Trustee that such action will result in such consequences, Transferor shall appoint an additional trustee pursuant to Section 9.5 to proceed with such action.

               Section 6.2 Furnishing of Documents. Owner Trustee shall furnish to Transferor and Indenture Trustee, promptly upon written request therefor, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to Owner Trustee under the Transaction Documents.

               Section 6.3 Representations and Warranties. Owner Trustee (as such and in its individual capacity) hereby represents and warrants to Transferor that:

               (a) It is a banking corporation duly organized and validly existing in good standing under the laws of the State of Delaware. It has all requisite corporate and trust power and authority to execute, deliver and perform its obligations under this Agreement.

               (b) It has taken all corporate and trust action necessary to authorize the execution and delivery by it of this Agreement, and this Agreement will be executed and delivered by one of its officers who is duly authorized to execute and deliver this Agreement on its behalf.

               (c) Neither the execution nor the delivery by it of this Agreement, nor the consummation by it of the transactions contemplated hereby nor compliance by it with any of the terms or provisions hereof will contravene any federal or Delaware law, governmental rule or regulation governing the banking or trust powers of Owner Trustee (as such and in its individual capacity) or any judgment or order binding on it, or constitute any default under its charter documents or by-laws or any indenture, mortgage, contract, agreement or instrument to which it is a party or by which any of its properties may be bound.

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               Section 6.4 Reliance; Advice of Counsel.

               (a) Owner Trustee shall incur no personal liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond, or other document or paper reasonably believed by it to be genuine and reasonably believed by it to be signed by the proper party or parties. Owner Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any Person as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the method of the determination of which is not specifically prescribed herein, Owner Trustee may for all purposes hereof rely on a certificate, signed by the president or any vice president or by the treasurer or other authorized officer of an appropriate Person, as to such fact or matter, and such certificate shall constitute full protection to Owner Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

               (b) In the exercise or administration of the trusts hereunder and in the performance of its duties and obligations under this Agreement or the other Transaction Documents, Owner Trustee (i) may act directly or through agents or attorneys pursuant to agreements entered into with any of them, and Owner Trustee shall not be personally liable for the conduct or misconduct of such agents or attorneys if such agents or attorneys shall have been selected by Owner Trustee with reasonable care, and (ii) may consult with counsel, accountants and other skilled Persons to be selected with reasonable care and employed by it. Owner Trustee shall not be personally liable for anything done, suffered or omitted in good faith by it in accordance with the written opinion or written advice of any such counsel, accountants or other such Persons.

               Section 6.5 Not Acting in Individual Capacity. Except as expressly provided in this Article VI, in accepting the trusts hereby created, Wilmington Trust Company acts solely as Owner Trustee hereunder and not in its individual capacity, and all Persons having any claim against Owner Trustee by reason of the transactions contemplated by any Transaction Document shall look only to the Trust Estate for payment or satisfaction thereof.

               Section 6.6 Owner Trustee Not Liable for Notes or Receivables. The statements contained herein and in the Notes and other Transaction Documents (other than the representations and warranties in Section 6.3) shall be taken as the statements of Transferor, and Owner Trustee assumes no responsibility for the correctness thereof. Owner Trustee makes no representations as to the validity or sufficiency of this Agreement or any other Transaction Document, the Notes or related documents. Owner Trustee shall at no time have any responsibility or personal liability for or with respect to the legality, validity and enforceability of the Receivables or the perfection and priority of any security interest in the Receivables or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Trust Estate or its ability to generate the payments to be distributed to the Noteholders under the Indenture, including the existence, condition and ownership of the Receivables; the existence and contents of the Receivables on any computer or other record thereof; the validity of the assignment of the Receivables to the Trust or of any intervening assignment; the completeness of the Receivables; the performance or enforcement of the Receivables; the compliance by Transferor with any warranty or representation made under any Transaction Document or in any

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

related document or the accuracy of any such warranty or representation or any action of Administrator, Servicer or Indenture Trustee taken in the name of Owner Trustee.

            Section 6.7 Owner Trustee May Own Notes. Owner Trustee may become the owner or pledgee of Notes. If Owner Trustee becomes the owner or pledgee of Notes it shall have the same rights as it would have if it were not Owner Trustee. Owner Trustee may deal with Transferor, Administrator, Servicer and Indenture Trustee in banking transactions with the same rights as it would have if it were not Owner Trustee.

                                  ARTICLE VII
                          COMPENSATION OF OWNER TRUSTEE

            Section 7.1 Owner Trustee's Fees and Expenses. Owner Trustee (in its individual capacity) shall receive as compensation for its services hereunder such fees as have been separately agreed upon before the date hereof between Transferor and Owner Trustee (in its individual capacity) (which compensation shall not be limited by any law on compensation of a trustee of an express trust), and Owner Trustee (in its individual capacity) shall be entitled to be reimbursed by Transferor for its other reasonable expenses hereunder, including the reasonable compensation, expenses and disbursements of such agents, representatives, experts and counsel as Owner Trustee may employ in connection with the exercise and performance of its rights and its duties hereunder and under the Transaction Documents; provided, however, that Owner Trustee shall have no recourse to the assets pledged under the Indenture with respect to amounts payable under this Section 7.1 and Owner Trustee's right to enforce such obligation shall be subject to the provisions of Section 10.8.

            Section 7.2 Indemnification. To the fullest extent permitted by law, Transferor shall indemnify, defend and hold harmless Owner Trustee (as such and in its individual capacity) and its successors, assigns, directors, officers, agents, employees and servants (each an "Indemnified Party" and collectively, the "Indemnified Parties") from and against, any and all liabilities, obligations, losses, damages, taxes, claims, actions and suits, and any and all reasonable costs, expenses and disbursements (including reasonable legal fees and expenses) of any kind and nature whatsoever (collectively, "Expenses") which may at any time be imposed on, incurred by, or asserted against Owner Trustee or any Indemnified Party in any way relating to or arising out of the Transaction Documents, the Trust Estate, the acceptance and administration of the Trust Estate or any action or inaction of Owner Trustee; provided, however, that Transferor shall not be liable for or required to indemnify any Indemnified Party from and against Expenses arising or resulting from any of the matters described in the third sentence of Section 6.1 or Expenses for which indemnification is actually received under other Transaction Documents; and, provided further, that Transferor shall not be liable for or required to indemnify an Indemnified Party from and against expenses arising or resulting from (i) the Indemnified Party's own willful misconduct, bad faith or gross negligence, or (ii) the inaccuracy of any representation or warranty contained in Section 6.3. No Indemnified Party shall have recourse to the assets pledged under the Indenture with respect to any Expenses payable by Transferor pursuant to this Section 7.2. An Indemnified Party's right to enforce such obligation shall be subject to the provisions of Section 10.8. The indemnities contained in this Section 7.2 shall survive the resignation and termination of Owner Trustee or the termination of this Agreement. In the event of any claim, action or proceeding for which indemnity will be sought pursuant to this Section 7.2, Owner Trustee's choice of legal counsel shall be subject to the approval of Transferor, which approval shall not be unreasonably withheld.

            Section 7.3 Payments to Owner Trustee. Any amounts paid to Owner Trustee or any other Indemnified Party pursuant to this Article VII shall not be construed to be a part of the Trust Estate.

                                  ARTICLE VIII
                         TERMINATION OF TRUST AGREEMENT

            Section 8.1 Termination of Trust Agreement.

            (a) The Trust shall dissolve upon the date specified by Transferor (the "Trust Termination Date", written notice of which shall be provided to Owner Trustee); provided, however, that the Trust Termination Date shall not be earlier than the day on which the rights of all Series of Notes to receive payments from the Trust have terminated. After satisfaction of liabilities of the Trust as provided by applicable law, any money or other property held as part of the Trust Estate following such distribution shall be distributed to Transferor. The bankruptcy, liquidation, dissolution, termination, death or incapacity of Transferor shall not (x) operate to terminate this Agreement or annul, dissolve or terminate the Trust, or (y) entitle Transferor's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of all or any part of the Trust or Trust Estate or (z) otherwise affect the rights, obligations and liabilities of the parties hereto.

            (b) Except as provided in Section 8.1(a), neither Transferor nor any Holder of the Exchangeable Transferor Certificate shall be entitled to revoke, dissolve or terminate the Trust.

            (c) Upon completion of the winding up of the Trust in accordance with the Business Trust Statute, Owner Trustee shall cause the Certificate of Trust to be canceled by filing a certificate of cancellation with the Secretary of State of the State of Delaware in accordance with the provisions of Section 3810 of the Business Trust Statute and thereupon the Trust and this Agreement (other than Articles VI and VII and Section 10.8) shall terminate.

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

                                   ARTICLE IX
             SUCCESSOR OWNER TRUSTEES AND ADDITIONAL OWNER TRUSTEES

            Section 9.1 Eligibility Requirements for Owner Trustee. Owner Trustee shall at all times be a Person satisfying the provisions of Section 3807(a) of the Business Trust Statute; authorized to exercise trust powers; having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authorities; and having (or having a parent which has) a rating of at least Baa3 by Moody's, at least BBB-by Standard & Poor's and, if rated by Fitch, at least BBB- by Fitch, or otherwise satisfactory to each Rating Agency. If such Person shall publish reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section 9.1, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time Owner Trustee shall cease to be eligible in accordance with the provisions of this Section 9.1, Owner Trustee shall resign immediately in the manner and with the effect specified in
Section 9.2.

            Section 9.2 Resignation or Removal of Owner Trustee. Owner Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to Transferor; provided, however, that such resignation and discharge shall only be effective upon the appointment of a successor Owner Trustee. Upon receiving such notice of resignation, Transferor shall promptly appoint a successor Owner Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Owner Trustee and one copy to the successor Owner Trustee. If no successor Owner Trustee shall have been so appointed and have accepted appointment within thirty
(30) days after the giving of such notice of resignation, the resigning Owner Trustee at the expense of Transferor may petition any court of competent jurisdiction for the appointment of a successor Owner Trustee.

            If at any time Owner Trustee shall cease to be eligible in accordance with the provisions of Section 9.1 and shall fail to resign after written request therefor by Transferor, or if at any time Owner Trustee shall be legally unable to act, or shall be adjudged bankrupt or insolvent, or a receiver of Owner Trustee or of its property shall be appointed, or any public officer shall take charge or control of Owner Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then Transferor may, but shall not be required to, remove Owner Trustee. If Transferor shall remove Owner Trustee under the authority of the immediately preceding sentence, Transferor shall promptly (i) appoint a successor Owner Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the outgoing Owner Trustee so removed and one copy to the successor Owner Trustee and (ii) pay all amounts owed to the outgoing Owner Trustee in its individual capacity.

            Any resignation or removal of Owner Trustee and appointment of a successor Owner Trustee pursuant to any of the provisions of this Section 9.2 shall not become effective until acceptance of appointment by the successor Owner Trustee pursuant to Section 9.3 and, in the case of removal, payment of all fees and expenses owed to the outgoing Owner Trustee (as such or in its individual capacity). Transferor shall provide notice of such resignation or removal of Owner Trustee to each Rating Agency.

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

            Section 9.3 Successor Owner Trustee. Any successor Owner Trustee appointed pursuant to Section 9.2 shall execute, acknowledge and deliver to Transferor and to its predecessor Owner Trustee an instrument accepting such appointment under this Agreement, and thereupon the resignation or removal of the predecessor Owner Trustee shall become effective and such successor Owner Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties, and obligations of its predecessor under this Agreement, with like effect as if originally named as Owner Trustee. The predecessor Owner Trustee shall upon payment of its fees and expenses deliver to the successor Owner Trustee all documents and statements and monies held by it under this Agreement; and Transferor and the predecessor Owner Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Owner Trustee all such rights, powers, duties, and obligations.

            No successor Owner Trustee shall accept appointment as provided in this Section 9.3 unless at the time of such acceptance such successor Owner Trustee shall be eligible pursuant to Section 9.1.

            Upon acceptance of appointment by a successor Owner Trustee pursuant to this Section 9.3, Transferor shall mail notice of such acceptance of appointment including the name of such successor Owner Trustee to Indenture Trustee, the Noteholders and each Rating Agency. If Transferor shall fail to mail such notice within ten (10) days after acceptance of appointment by the successor Owner Trustee, the successor Owner Trustee shall cause such notice to be mailed at the expense of Transferor.

            Upon acceptance of appointment by a successor Owner Trustee pursuant to this Section 9.3, such successor Owner Trustee shall file an amendment to the Certificate of Trust with the Secretary of State of the State of Delaware identifying the name and principal place of business of such successor Owner Trustee in the State of Delaware.

            Section 9.4 Merger or Consolidation of Owner Trustee. Notwithstanding anything herein to the contrary, any Person into which Owner Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which Owner Trustee shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of Owner Trustee, shall be the successor of Owner Trustee hereunder (provided that such Person shall meet the eligibility requirements set forth in Section 9.1), without the execution or filing of any instrument or any further act on the part of any of the parties hereto; provided, however, that (i) Owner Trustee shall mail notice of such merger or consolidation to each Rating Agency and (ii) Owner Trustee shall file any necessary amendments to the Certificate of Trust with the Secretary of State of the State of Delaware.

            Section 9.5 Appointment of Co-Trustee or Separate Trustee. Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Estate may at the time be located, Transferor and Owner Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by each of Transferor and Owner Trustee to act as co-trustee, jointly with Owner Trustee, or separate trustee or separate trustees, of all or any part of the Trust Estate, and to vest in such Person, in such capacity, such title to the Trust, or any part thereof, and, subject to the other provisions of this Section 9.5, such powers, duties, obligations, rights and trusts as Transferor and Owner Trustee may consider necessary or desirable. If Transferor shall not have joined in such appointment within fifteen (15) days after the receipt by it of a request so to do, Owner Trustee alone shall have the power to make such appointment. no co-trustee or separate trustee under this Agreement shall be required to meet the terms of eligibility as a successor trustee pursuant to Section 9.1 and no notice of the appointment of any co-trustee or separate trustee shall be required pursuant to Section 9.3.

                  Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

                    (i) all rights, powers, duties, and obligations conferred or imposed upon Owner Trustee shall be conferred upon and exercised or performed by Owner Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without Owner Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, Owner Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties, and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of Owner Trustee;

                    (ii) no trustee under this Agreement shall be personally liable by reason of any act or omission of any other trustee under this Agreement; and

                    (iii) Transferor and Owner Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

                  Any notice, request or other writing given to Owner Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article IX. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with Owner Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, Owner Trustee. Each such instrument shall be filed with Owner Trustee and a copy thereof given to Transferor.

                  Any separate trustee or co-trustee may at any time appoint Owner Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by Owner Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

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                                    ARTICLE X
                                  MISCELLANEOUS

                  Section 10.1 Supplements and Amendments. This Agreement may be amended from time to time, by a written amendment duly executed and delivered by Transferor and Owner Trustee, without the consent of any of the Noteholders, to cure any ambiguity, to correct or supplement any provisions in this Agreement or to add any other provisions with respect to matters or questions raised under this Agreement which shall not be inconsistent with the provisions of this Agreement; provided, however, that such amendment will not, as evidenced by an Opinion of Counsel of Transferor addressed and delivered to Owner Trustee and Indenture Trustee, materially and adversely affect the interest of any Noteholder. In addition, this Agreement may be amended from time to time, by a written amendment duly executed and delivered by Transferor and Owner Trustee, without the consent of any of the Noteholders, and upon satisfaction of the Rating Agency Condition, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or modifying in any manner the rights of the Noteholders; provided, however, that such amendment will not (i) as evidenced by an Opinion of Counsel delivered to Owner Trustee and Indenture Trustee, materially and adversely affect the interests of the Noteholders of any outstanding Series, which Opinion of Counsel may rely as to any rated Series solely on the rating confirmation referred to in clause (iii) below (or 100% of the Class of Noteholders so affected shall have consented), (ii) as evidenced by an Opinion of Counsel, cause any outstanding Series as to which an opinion that it was debt was given on its Closing Date to fail to qualify as debt for Federal income tax purposes, cause the Trust to be characterized for Federal income tax purposes as an association taxable as a corporation or otherwise have any material adverse impact on the Federal income tax characterization of any outstanding Series of Notes or the Federal income taxation of any Noteholder or any Note Owner and (iii) the Rating Agency Condition shall have been satisfied; and, provided further, that such amendment shall not effect a significant change in the Permitted Activities of the Trust or reduce in any manner the amount of, or delay the timing of, or change the priority of, distributions which are required to be made on any Note of such Series without the consent of the related Noteholder or change the definition of or the manner of calculating the interest of any Note of such Series without the consent of the related Noteholder or reduce the required percentage for consents to amendments pursuant to this Section 10.1 without the consent of each affected Noteholder.

                  This Agreement may also be amended from time to time by a written amendment duly executed and delivered by Transferor and Owner Trustee, with the consent of Indenture Trustee and the Holders of Notes evidencing not less than 66 2/3% of the Invested Amount of the Notes, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, distributions which are required to be made on any Note of such Series without the consent of the related Noteholders, (ii) change the definition of or the manner of calculating the Invested Amount, the Invested Percentage, the applicable available amount under any Enhancement or the Investor Default Amount of such Series without the consent of the related Noteholders or (iii) reduce the aforesaid percentage required to consent to any such amendment, without the consent of the related Noteholders. Any amendment pursuant to this Section 10.1 shall require that each Rating Agency rating the affected Series confirm that such amendment will not cause a reduction or withdrawal of the rating of any outstanding Series of Notes.

                  Promptly after the execution of any such amendment or consent, Transferor shall furnish written notification of the substance of such amendment or consent to Indenture Trustee and each Rating Agency.

                  It shall not be necessary for the consent of the Noteholders pursuant to this Section 10.1 to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof.

                  Promptly after the execution of any amendment to the Certificate of Trust, Owner Trustee shall cause the filing of such amendment with the Secretary of State of the State of Delaware.

                  Owner Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Officer's Certificate of Transferor to the effect that the conditions to amendment have been satisfied.

                  Owner Trustee may, but shall not be obligated to, enter into, and unless it has consented thereto in writing shall not be bound by, any amendment which affects Owner Trustee's own rights, duties, benefits, protections, privileges or immunities (as such or in its individual capacity) under this Agreement or otherwise.

                  Section 10.2 No Legal Title to Trust Estate in Transferor. Transferor shall not have legal title to any part of the Trust Estate. No transfer, by operation of law or otherwise, of any right, title, and interest of Transferor to and in its undivided beneficial interest in the Trust Estate shall operate to terminate this Agreement or annul, dissolve or terminate the Trust or entitle any transferee to an accounting or to the transfer to it of legal title to any part of the Trust Estate.

                  Section 10.3 Limitations on Rights of Others. The provisions of this Agreement are solely for the benefit of Owner Trustee (as such or in its individual capacity), the other Indemnified Parties, Transferor, the Holders of the Supplemental Interests, if any, and, to the extent expressly provided herein, Indenture Trustee and the Noteholders, and nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Trust Estate or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

                  Section 10.4 Notices. Unless otherwise expressly specified or permitted by the terms hereof, all notices and other communications shall be in writing and shall be deemed given upon receipt by the intended recipient or three (3) Business Days after mailing if mailed by certified mail, postage prepaid (except that notice to Owner Trustee, Transferor or Indenture Trustee shall be deemed given only upon actual receipt by Owner Trustee, Transferor or Indenture Trustee), if to Owner Trustee, addressed to the Corporate Trust Office; if to Indenture Trustee, addressed to JPMorgan Chase Bank, 450 West 33/rd/ Street, 14/th/ Floor, New York, New York 10001, telecopy number (212) 946-8352, telephone number (212) 946-3653; if to

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Transferor, addressed to DC Funding International, Inc., 3rd Floor, Suite 288, 2
Reid Street, Hamilton HM 11, Bermuda, telecopy number (441) 296-4623, telephone number (441) 296-5874; or, as to each party, at such other address as shall be designated by such party in a written notice to each other party.

         Section 10.5 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         Section 10.6 Separate Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

         Section 10.7 Successors and Assigns. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, Transferor and its permitted assignees and Owner Trustee (as such or in its individual capacity) and its successors, all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by Transferor shall bind the successors and assigns of Transferor.

         Section 10.8 Non-petition Covenants. Notwithstanding any prior termination of the Trust or this Agreement, Wilmington Trust Company, individually or in its capacity as Owner Trustee, shall not at any time institute against the Trust, Transferor or the Certificate Trust, or solicit or join or cooperate with or encourage any institution against the Trust, Transferor or the Certificate Trust of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligation relating to the Notes, this Agreement or any of the Transaction Documents; provided, however, that this Section 10.8 shall not operate to preclude any remedy described in Article V of the Indenture.

         Notwithstanding any prior termination of the Trust or this Agreement, Transferor shall not at any time institute against the Trust or the Certificate Trust, or solicit or join or cooperate with or encourage any institution against the Trust or the Certificate Trust of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, this Agreement or any of the Transaction Documents; provided, however, that this Section 10.8 shall not operate to preclude any remedy described in Article V of the Indenture.

         Section 10.9 No Recourse. Each Person holding or owning the Exchangeable Transferor Certificate (or any interest therein), by accepting the Exchangeable Transferor Certificate (or its interest therein), acknowledges that the Exchangeable Transferor Certificate does not represent an interest in or obligation of Servicer, Owner Trustee (as such or in its individual capacity), Indenture Trustee or any Affiliate thereof (other than the Trust), and no recourse may be had against such parties or their assets, or against the assets pledged under the Indenture, except as expressly provided in the Transaction Documents.

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         Section 10.10 Headings. The headings of the various Articles and
Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

         Section 10.11 GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS AND THE OBLIGATIONS, RIGHTS, AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         Section 10.12 Integration of Documents. This Agreement constitutes the entire agreement of the parties hereto and thereto with respect to the subject matter hereof and supersedes all prior agreements relating to the subject matter hereof.


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             IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers hereunto duly authorized, as of the day and year first above written.

                                      WILMINGTON TRUST COMPANY,
                                       not in its individual capacity
                                       but solely as Owner Trustee


                                   By: /s/ Anita E. Dallago
                                       Name: Anita E. Dallago
                                       Title: Senior Financial Services Officer

                                   DC FUNDING INTERNATIONAL, INC.,
                                       as Transferor


                                   By: /s/ Philip J. Dunn
                                       Name: Philip J. Dunn
                                       Title: Vice President

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